Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, WA 98104-7036 o: (206) 883-2500 f: (206) 883-2699

May 30, 2023
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).
The Registration Statement has been filed for the purpose of registering under the Act up to 8,103,979 shares of the Company’s Class A common stock, $0.00001 par value per share (the “Common Stock”) and relate to:
•the proposed issuance of up to 5,904,827 shares of Common Stock (the “Exchange Shares”) in connection with, from time to time, the exchange, retraction or redemption of exchangeable shares (the “Exchangeable Shares”) of 14998685 Canada Inc., a corporation governed by the laws of Canada and an indirect wholly-owned subsidiary of the Company (“Exchangeco”), which Exchangeable Shares were or will be issued pursuant to that certain Share Purchase Agreement, dated May 8, 2023, by and among the Company, Exchangeco, Valence Discovery Inc. (“Valence”), certain shareholders of Valence, and the other parties thereto (the “Share Purchase Agreement”). The exchange, retraction or redemption of the Exchangeable Shares for the Primary Shares will be in accordance with the terms and subject to the conditions set forth in the Share Purchase Agreement and in the Exchangeable Share Support Agreement, dated May 16, 2023, by and among the Company, Exchangeco, and 1414517 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia (the “Exchange Agreement” and together with the Share Purchase Agreement, the “Exchangeable Share Documents”);
•the proposed issuance of up to 31,132 shares of Class A common stock issuable upon the exercise of options (the “Options” and together with the Exchange Shares, the “Primary Securities”) by former service providers of Valence that are not eligible to be registered on Form S-8; and
•the proposed resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 2,168,020 shares of Common Stock (the “Secondary Securities” and together with the Primary Securities, the “Securities”) that were or will be issued to the selling stockholders pursuant to the Share Purchase Agreement.
AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Recursion Pharmaceuticals, Inc.
May 30, 2023

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed, including:
1)the Registration Statement, including the exhibits thereto;
2)the Company’s Amended and Restated Certificate of Incorporation, as amended to date;
3)the Company’s Amended and Restated Bylaws, as amended to date;
4)the Share Purchase Agreement;
5)the Exchange Agreement;
6)certain resolutions of the Board of Directors of the Company and committees thereof; and
7)such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.
In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e)  that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that as of the date hereof:
1.When the Primary Securities have been issued and delivered against payment therefor in the manner contemplated by the Registration Statement and in accordance with the terms of the Exchangeable Share Documents and the terms of the Options, as applicable, the Primary Securities will be duly authorized, validly issued, fully paid and non-assessable.
2.The Secondary Securities are or will be when issued in the manner contemplated by the Registration Statement and in accordance with the terms of the Exchangeable Share Documents, duly authorized, validly issued, fully paid and non-assessable.
Our opinion that any document is legal, valid and binding is qualified as to:
(a)limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;
(b)rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

Recursion Pharmaceuticals, Inc.
May 30, 2023

(c)the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
We express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus contained therein, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation